     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1997


                                                      REGISTRATION NO. 333-23211

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          SHAMAN PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          2834                         94-3095806
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                             213 EAST GRAND AVENUE
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (415) 952-7070

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF THE
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 LISA A. CONTE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          SHAMAN PHARMACEUTICALS, INC.
                             213 EAST GRAND AVENUE
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (415) 952-7070
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:
                            ------------------------

                           J. STEPHAN DOLEZALEK, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                             TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                              PALO ALTO, CA 94301
                                 (415) 424-0160
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                     AMOUNT TO BE         OFFERING PRICE           AGGREGATE             AMOUNT OF
SECURITIES TO BE REGISTERED                 REGISTERED           PER SHARE(1)        OFFERING PRICE(1)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per
  share...............................   2,000,000 shares           $4.6875             $9,375,000              $2,841
========================================================================================================================

(1) The price of $4.6875 per share, which was the average of the high and low bid prices of the Common Stock reported by The Nasdaq Stock Market on March 11, 1997, is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.
================================================================================

                                     PART I



                     INFORMATION NOT REQUIRED IN PROSPECTUS



     The information required in this Part I is contained in Part I of the Registrant's Statement on Form S-3 (Registration No. 333-23211), as filed with the Securities and Exchange Commission on March 13, 1997, which is incorporated herein by reference.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

        SEC registration fee..............................................  $  2,841
        NNM listing fees..................................................    17,500
        Accounting fees and expenses......................................    25,000
        Legal fees and expenses...........................................    75,000
        Printing and engraving expenses...................................    12,000
        Miscellaneous fees and expenses...................................    67,659
                                                                            --------
          Total...........................................................  $200,000
                                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant has entered into indemnification agreements with all of its officers and directors, as permitted by the DGCL.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The exhibits listed in the Exhibit Index as filed as part of this Registration Statement.

     (a) EXHIBITS

       EXHIBIT
       NUMBER                                      DESCRIPTION
    -------------    ------------------------------------------------------------------------
     1.1*            Form of Escrow Agreement.
     1.2*            Form of Stock Purchase Agreement.
     3.1(5)          Restated Certificate of Incorporation, as filed with the Delaware
                     Secretary of State on October 1, 1993.
     3.2(8)          Amended and Restated By-Laws, as amended May 23, 1996.
     4.1(8)          Certificate of Designation of Preferences of Series A Preferred Stock of
                     the Registrant, as filed with the Delaware Secretary of State on July
                     27, 1996.
     5.1**           Opinion of Brobeck, Phleger & Harrison LLP.
    10.1(1)(11)      1990 Stock Option Plan, as amended.
    10.2(1)(11)      1992 Stock Option Plan.
    10.3(1)(11)      401(k) Plan.
    10.4(1)(11)      Form of Stock Purchase Agreement.
    10.5(1)(11)      Form of Stock Option Agreement.
    10.6(1)          Form of Confidentiality Agreement-Employees & Consultants.
    10.7(1)          Form of Confidentiality Agreement-Strategic Planning.
    10.8(1)          Form of Indemnification Agreement.
    10.9(1)(11)      Form of Employment Agreement.
    10.10(1)         Form of Agreement with Scientific Strategy Team Members.
    10.11(1)         Form of Proprietary Information and Inventions Agreement-Employees.
    10.12(1)         Form of Proprietary Information and Inventions Agreement-Consultants.
    10.13(1)         Letter Agreements dated December 8, 1989, May 30, 1990, June 21, 1990,
                     August 24, 1990 and July 22, 1991, between Shaman and National Institute of Allergy and Infectious Diseases.
    10.14(1)(10)     License Agreement dated February 8, 1990, between Shaman and Dr. Michael
                     Tempesta.
    10.15(1)(11)     Stock Purchase Agreement dated June 15, 1990, between Shaman and Lisa A.
                     Conte.
    10.16(1)         Master Equipment Lease Agreement dated September 28, 1990, between
                     Shaman and MMC/GATX Partnership No. I, with related schedules.
    10.17(1)         Series B Preferred Stock Warrants dated September 28, 1990 and June 28,
                     1991, issued to MMC/GATX Partnership No. I.
    10.18(1)(10)     License Agreement dated December 5, 1990, as amended January 19, 1992, between Shaman and the University of British Columbia.
    10.19(1)         Master Equipment Lease Agreement dated December 26, 1990, between Shaman and Lease Management Services, Inc.

       EXHIBIT
       NUMBER                                      DESCRIPTION
    -------------    ------------------------------------------------------------------------
    10.20(1)         Master Equipment Lease Agreement dated April 22, 1991, between Shaman and Industrial Way I Limited Partnership.
    10.21(1)(10)     Contract Services Agreement dated May 23, 1991, February 1, 1992,
                     February 4, 1992, September 23, 1992 and October 30, 1992, between
                     Shaman and New Drug Services, Inc.
    10.22(1)(10)     License Agreement dated September 25, 1991, between Shaman and Inverni della Beffa SpA.
    10.23(1)(10)     Manufacturing Agreement dated September 25, 1991 between Shaman and
                     Indena SpA.
    10.24(1)(10)     Master Clinical Trial Agreement dated September 30, 1991 between Shaman and International Drug Registration, Inc.
    10.25(1)         Series D Preferred Stock Warrant dated February 3, 1992, issued to
                     MMC/GATX Partnership No. I.
    10.26(1)(10)     Supply Agreement dated June 1, 1992.
    10.27(1)(10)     Supply Agreement dated June 1, 1992.
    10.28(2)         Screening Agreement dated August 31, 1992, as amended June 2, 1993, between Shaman and Merck Research Laboratories.
    10.29(1)(10)     Agreement dated October 16, 1992, between Shaman and International
                     Medical Technical Consultants, Inc.
    10.30(4)(10)     Research Agreement dated October 21, 1992, as amended April 27, 1994, between Shaman and Eli Lilly and Company.
    10.31(1)         Registration Rights Agreement dated October 22, 1992, as amended
                     December 14, 1992, between Shaman and certain holders of preferred stock of Shaman.
    10.32(1)         Industrial Lease Agreement dated January 1, 1993, between Shaman and
                     Grand/Roebling Investment Company.
    10.33(1)         Three Party Agreement dated as of January 1, 1993, by and among Berlex
                     Laboratories, Inc., Shaman and Grand/Roebling Investment Company.
    10.34(2)(10)     Letter Agreement dated March 1, 1993, between Shaman and Lederle-Praxis
                     Biologicals, Division of American Cynamide Corporation.
    10.35(3)         Contract Service Agreements dated May 10, 1993, between Shaman and R.C.
                     Benson & Sons, Inc.
    10.36(3)(10)     Clinical Trial Agreement dated July 21, 1993, between Shaman and the
                     University of Rochester.
    10.37(3)(10)     Letter Agreement dated August 24, 1993, between Shaman and University of
                     Michigan.
    10.38(3)(10)     Laboratory Services Agreement dated September 1, 1993, between Shaman and Hazelton Washington, Inc.
    10.39(3)         Loan and Security Agreement dated September 27, 1993, between Shaman and
                     Household Commercial of California.
    10.40(3)         Master Equipment Lease Agreement dated September 30, 1993, between
                     Shaman and MMC/GATX Partnership No. I, with related schedules.
    10.41(3)         Common Stock Warrant dated September 30, 1993, issued to MMC/GATX
                     Partnership No. I.
    10.42(3)         Common Stock Warrant dated October 5, 1993, issued to Meier Mitchell &
                     Co.
    10.43(5)(10)     Joint Research and Product Development Agreement, dated May 24, 1995, by and between Ono Pharmaceutical Co., Ltd. and Registrant.
    10.43(a)(9)      Amendment Agreement, dated December 4, 1996, to the Joint Research and
                     Product Development Agreement by and between Ono Pharmaceutical Co.,
                     Ltd. and Registrant.
    10.44(5)(10)     License Agreement, dated June 8, 1995, by and between Bayer AG and
                     Registrant.
    10.45(6)(10)     Development Agreement, dated January 11, 1996, by and between Abbott
                     Laboratories and Registrant.

       EXHIBIT
       NUMBER                                      DESCRIPTION
    -------------    ------------------------------------------------------------------------
    10.46(6)         Loan Agreement, dated October 20, 1995, by and between The Daiwa Bank,
                     Limited and Registrant.
    10.47(6)         Assignment and Assumption, dated February 2, 1996, between The Daiwa
                     Bank, Limited and The Sumitomo Bank, Limited.
    10.48(7)         Letter dated March 29, 1996 from The Sumitomo Bank, Limited to the
                     Registrant amending the Loan Agreement dated October 20, 1995.
    10.49(8)(10)     Subscription Agreement dated July 25, 1996 by and between the Registrant and Fletcher International Limited.
    10.50(9)(10)     Joint Research and Product Development and Commercialization Agreement
                     dated September 23, 1996, by and between Lipha, Lyonnaise Industrielle
                     Pharmaceutique s.a. and the Registrant.
    10.51(9)(10)     Stock Purchase Agreement dated September 23, 1996, by and between Lipha,
                     Lyonnaise Industrielle Pharmaceutique s.a. and the Registrant.
    23.1*            Consent of Ernst & Young LLP, Independent Auditors.
    23.2**           Consent of Brobeck, Phleger & Harrison LLP (included in the opinion filed as Exhibit 5.1).
    24.1**           Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").

---------------

   * Filed herewith.

  ** Previously filed.

 (1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-1, File No. 33-55892 which was declared effective January 26, 1993.

 (2) Incorporated by reference to exhibits filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993.

 (3) Incorporated by reference to exhibits filed on November 10, 1993 with Registrant's Registration Statement on Form S-1, File No. 33-71506.

 (4) Incorporated by reference to exhibits filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

 (5) Incorporated by reference to exhibits filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as amended.

 (6) Incorporated by reference to exhibits filed with Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

 (7) Incorporated by reference to exhibits filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

 (8) Incorporated by reference to exhibits filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as amended.

 (9) Incorporated by reference to exhibits filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as amended.

(10) Confidential treatment has been granted with respect to certain portions of these agreements.

(11) Management contract or compensation plan.

     (b) FINANCIAL STATEMENT SCHEDULES

     No financial statement schedules are included because they are not required or the required information is included in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 24th day of March, 1997.


                                          SHAMAN PHARMACEUTICALS, INC.

                                          By: /s/ LISA A. CONTE
                                            ------------------------------------
                                            Lisa A. Conte
                                            President, Chief Executive Officer
                                              and
                                            Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities and on the dates indicated:



                     NAME                                     TITLE                   DATE
-----------------------------------------------   ------------------------------ ---------------

               /s/ LISA A. CONTE                  Director, President, Chief     March 24, 1997
-----------------------------------------------   Executive Officer and Chief
                 Lisa A. Conte                    Financial Officer (Principal
                                                  Executive and Financial
                                                  Officer)

                       *                          Chairman of the Board          March 24, 1997
-----------------------------------------------
                 G. Kirk Raab

                       *                          Director                       March 24, 1997
-----------------------------------------------
            Herbert H. McDade, Jr.

                       *                          Director                       March 24, 1997
-----------------------------------------------
                M. David Titus

                       *                          Director                       March 24, 1997
-----------------------------------------------
                 John A. Young

            *By: /s/ LISA A. CONTE
-----------------------------------------------
                 Lisa A. Conte
              (Attorney-in-fact)